UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

INDEX OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-0815369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(Address of principal executive offices)

(Registrant's telephone number, including area code) (713) 683-0800

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2006 (the “Closing Date #2”), Index Oil and Gas Inc. (the “Company”) effected a second closing (the “Second Closing”) of the private placement offering (the “Offering”) in which the Company sold an additional 693.54 units (individually the “Unit” and collectively the “Units”) of its securities at a price of $5,000 per Unit to certain accredited investors (the “Purchasers #1”), each Unit consisting of 5000 shares of common stock, $0.001 par value (the “Common Stock”), of the Company for gross proceeds of $3,467,700, and it subsequently sold another 80 Units on October 5, 2006, for total gross proceeds of the Second Closing of $3,867,700. All of the Units were sold pursuant to Subscription Agreements entered into by and between the Company and the purchasers named on the signature page thereto (the “Purchasers #2”). The Company sold Units to Purchasers #2 pursuant to the terms and conditions of the first closing (the “First Closing”) which occurred on August 29, 2006 as was reported by the Company in its Current Report filed with the Securities and Exchange Commission on September 11, 2006. The aggregate gross proceeds of the First and Second Closing were $10,965,598. The net combined proceeds of the Offering are expected to be used as working capital and for general corporate purposes of the Company.

International Capital Partners SA (“ICP”) also acted as the placement agent for the Second Closing of the Offering. The Company paid the following fees in connection with the Second Closing (i) a commission equal to $386,770 paid to ICP representing approximately 10% of the Second Closing proceeds; and (ii) approximately $5,000 in administrative and miscellaneous fees. ICP had no obligation to buy any Units of Common Stock from us. In addition, the Company agreed to indemnify ICP and other persons against specific liabilities under the Act.

All of the foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation S, promulgated pursuant to the Act. None of the purchasers who received shares under Regulation S are U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

A copy of the press release issued by the Company on October 10, 2006 with respect to the Offering is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

 Not applicable.

(b)	Pro forma financial information.

 Not applicable.

(c)	Shell company transactions.

 Not applicable.

(d)	Exhibits

Exhibit Number	Description
10.1
Form of Subscription Agreement entered into by and among Index Oil and Gas Inc. and the purchasers named on the signature page thereto. (Incorporated by reference from the Current Report filed on Form 8-K on September 11, 2006).

10.2	Form of Registration Rights Agreement entered into by and among Index Oil and Gas Inc. and the purchasers named on the signature page thereto. (Incorporated by reference from the Current Report filed on Form 8-K on September 11, 2006).

99.1	Press Release of Index Oil and Gas Inc. dated as October 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Index Oil and Gas Inc.

Dated: October 11, 2006	By:	/s/ Lyndon West
Name: Lyndon West
Title: Chief Executive Officer